Exhibit 99.3

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND ELECTION FORM SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL AND ELECTION FORM IS COMPLETED. THIS LETTER OF TRANSMITTAL AND ELECTION FORM IS ONLY FOR USE BY REGISTERED HOLDERS OF UNITS OF BROOKFIELD OFFICE PROPERTIES EXCHANGE LP IN CONNECTION WITH THE PROPOSED PLAN OF ARRANGEMENT INVOLVING BROOKFIELD PROPERTY PARTNERS L.P., BROOKFIELD ASSET MANAGEMENT INC. AND BPY ARRANGEMENT CORPORATION.

Letter of Transmittal
and Election Form

For Registered Holders of Units of

Brookfield Office Properties Exchange LP

In Connection with the Proposed Plan of Arrangement Involving

BROOKFIELD PROPERTY PARTNERS L.P.

and

BROOKFIELD ASSET MANAGEMENT INC.

together with BPY Arrangement Corporation

Use this letter of transmittal if: You wish to deposit certificate(s) representing Exchange LP Units in connection with the Arrangement.

Do not use this letter of transmittal if:

You wish to deposit certificate(s) representing BPY Units in connection with the Arrangement. Such Registered BPY Unitholders should use the Letter and Transmittal and Election Form for Registered BPY Unitholders(printed on YELLOW paper).

This letter of transmittal and election form (this “Letter of Transmittal”) (or a manually executed facsimile hereof), properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, is to be used by registered holders of exchangeable limited partnership units (“Exchange LP Units”) of Brookfield Office Properties Exchange LP (“Exchange LP”) in connection with an arrangement (the “Arrangement”) pursuant to section 182 of the Business Corporations Act (Ontario) being made pursuant to an Arrangement Agreement dated March 31, 2021 by and among Brookfield Asset Management Inc. (“BAM”), BPY Arrangement Corporation (“Purchaser Sub” and together with BAM, the “Purchaser Parties”) and Brookfield Property Partners L.P. (“BPY”), whereby the Purchaser Parties have agreed to acquire, among other things, directly and indirectly, all of the issued and outstanding Exchange LP Units and the non-voting limited partnership units of BPY (“BPY Units”), which Arrangement is being submitted for approval at the special meeting of holders of BPY Units (“BPY Unitholders”), to be held on July 16, 2021, or any adjournment(s) or postponement(s) thereof (the “Meeting”). Holders of Exchange LP Units (“Exchange LP Unitholders”) are referred to the notice of special meeting of BPY Unitholders and the circular/prospectus dated    •   , 2021 (collectively, the “Circular/Prospectus”) accompanying this Letter of Transmittal.

This Letter of Transmittal or a manually executed facsimile hereof, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, must be received by AST Trust Company (Canada) (the “Depositary”) at the office specified on the back page of this Letter of Transmittal, no later than 5:00 p.m. (Eastern daylight time) on July 20, 2021 (the “Election Deadline”).

Exchange LP Unitholders are encouraged to complete and submit this Letter of Transmittal. Any Exchange LP Unitholder whose completed Letter of Transmittal and all other required documents are not received by the Depositary prior to the Election Deadline will have all of its Exchange LP Units acquired by the Applicable Acquirors pursuant to and in accordance with Exchange LP’s exercise of its redemption right under Section 7.1 of the unit conditions of the Exchange LP Units and BPY’s notice of intention to exercise its overriding call right under Section 7.2 thereof, each dated as of    •   , 2021. Such Exchange LP Unitholder will be deemed to have elected to receive the Default Consideration (as defined below), subject to pro-ration, in respect of the Exchange LP Units held by such Exchange LP Unitholder.

The terms described in the Circular/Prospectus are incorporated by reference into this Letter of Transmittal. The Circular/Prospectus contains important information, and Exchange LP Unitholders are urged to read the Circular/Prospectus in its entirety. Capitalized terms used but not defined in this Letter of Transmittal that are defined in the Circular/Prospectus have the respective meanings ascribed thereto in the Circular/Prospectus.

All references in this Letter of Transmittal to “$” mean U.S. dollars.

The Depositary (the address and telephone number of which are located on the back page of this Letter of Transmittal) or your broker or other financial advisor can assist you in completing this Letter of Transmittal.

You must sign this Letter of Transmittal in the appropriate space provided below. Delivery of this Letter of Transmittal to an address other than as set forth on the back page of this Letter of Transmittal will not constitute a valid delivery to the Depositary.

Please read carefully the Instructions set forth below before completing this Letter of Transmittal.

TO:	Brookfield Property Partners L.P., Brookfield Asset Management Inc., BPY Arrangement Corporation and Brookfield Property L.P.

AND TO:	AST Trust Company (Canada), as Depositary

Upon the terms described in the Circular/Prospectus and this Letter of Transmittal, the undersigned hereby irrevocably deposits the Deposited Exchange LP Units (as defined below) in connection with the Arrangement and, effective immediately following the time when the Exchange LP Units are purchased in connection with the Arrangement (the “Effective Time”), irrevocably sells, assigns and transfers to the Applicable Acquirors all of the right, title and interest of the undersigned in and to the Deposited Exchange LP Units. The term “Deposited Exchange LP Units” refers to the Exchange LP Units identified below as being deposited in connection with the Arrangement and all other rights and benefits arising from such Exchange LP Units.

BOX 1
DESCRIPTION OF EXCHANGE LP UNITS DEPOSITED IN CONNECTION WITH THE ARRANGEMENT (Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the form below.)
Certificate Number(s) (if available)	Name(s) in Which Certificate(s) is (are) Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of Exchange LP Units Represented by Certificate(s)	Number of Exchange LP Units Deposited

TOTAL:

BOX 2
ELECTION FOR CASH, BAM SHARES, NEW LP PREFERRED UNITS OR A COMBINATION THEREOF

In connection with the Arrangement, the undersigned hereby elects to receive one of the following forms of consideration for each of the Deposited Exchange LP Units represented by the certificate(s) listed in Box 1 above.

1.	Choice A: the cash alternative (the “Cash Alternative”), comprising of $18.17 in cash per Deposited Exchange LP Unit;

2.	Choice B: the BAM share alternative (the “BAM Share Alternative”), comprising of 0.3979 Class A Limited Voting Shares (the “BAM Shares”) in the capital of BAM per Deposited Exchange LP Unit;

3.	Choice C: the New LP Preferred Units alternative (the “New LP Preferred Units Alternative”), comprising of 0.7268 Class A Cumulative Redeemable Preferred Units, Series 1 (the “New LP Preferred Units”) in the capital of Brookfield Property Preferred L.P. (“New LP”) per Deposited Exchange LP Unit; OR

4.	Choice D: a combination of the Cash Alternative, the BAM Share Alternative, and the New LP Preferred Units Alternative (the “Combination Alternative”).

Your choice may be subject in each case to pro-ration.   Pro-ration will occur if Exchange LP Unitholders, together with the BPY Unitholders (the “Unitholders”), other than BAM and any subsidiary of BAM, in aggregate, elect, or are deemed to have elected, to receive consideration in excess of a maximum of 59,279,337 aggregate BAM Shares, maximum aggregate cash consideration of $3,267,869,417 and a maximum of 20,000,000 aggregate New LP Preferred Units; provided that if Unitholders (other than BAM and any subsidiary of BAM) elect or are deemed to have elected to receive in excess of 20,000,000 New LP Preferred Units, the amount of New LP Preferred Units can increase to a maximum of 40,000,000 New LP Preferred Units, offset against the maximum number of BAM Shares available. These maximum consideration amounts include the amounts payable to holders of shares of class A stock, par value $0.01 per share, of Brookfield Property REIT Inc. Please see “Description of the Transaction — Elections by Unitholders and Pro-ration — Elections and Types of Consideration” in the Circular/Prospectus for more information with respect pro-ration.

Exchange LP Unitholders electing to receive the Combination Alternative must complete the information required under each of Choice A, Choice B, Choice C and Choice D below. Exchange LP Unitholders electing to receive one of the Cash Alternative, the BAM Share Alternative, or the New LP Preferred Units Alternative for all of their Deposited Exchange LP Units must complete the information required under only Choice A, Choice B or Choice C below, as the case may be, and must not complete the information required under Choice D below.

CHOICE A — THE CASH ALTERNATIVE

☐	Cash

Exchange LP Unitholders who check this box will receive $18.17 in cash for each Deposited Exchange LP Unit under this Choice A (subject to pro-ration). Please see Box 3 to elect whether to receive Canadian dollars or U.S. dollars.

Eligible Canadian Exchange LP Unitholders (as described further in Box 4 below) electing the Cash Alternative should also check one of the boxes in Box 4 below indicating whether they elect to receive Rollover Treatment for any Exchange LP Units exchanged for BAM Shares in the event of pro-ration.

CHOICE B — THE BAM SHARE ALTERNATIVE

☐	BAM Shares

Exchange LP Unitholders who check this box will receive 0.3979 BAM Shares for each Deposited Exchange LP Unit under this Choice B (subject to pro-ration).

Eligible Canadian Exchange LP Unitholders (as described further in Box 4 below) electing the BAM Share Alternative should also check one of the boxes in Box 4 below indicating whether they elect to receive Rollover Treatment for their Exchange LPUnits exchanged for BAM Shares in connection with electing this alternative.

CHOICE C — THE NEW LP PREFERRED UNITS ALTERNATIVE

☐	New LP Preferred Units

Exchange LP Unitholders who check this box will receive 0.7268 New LP Preferred Units for each Deposited Exchange LP Unit under this Choice C (subject to pro-ration).

Eligible Canadian Exchange LP Unitholders (as described further in Box 4 below) electing the New LP Preferred Units Alternative should also check one of the boxes in Box 4 below indicating whether they elect to receive Rollover Treatment for any Exchange LP Units exchanged for BAM Shares in the event of pro-ration.

CHOICE D — THE COMBINATION ALTERNATIVE

Cash Alternative in respect of
[insert number] of the total number of Deposited Exchange LP Units
Units

BAM Share Alternative in respect of
[insert number] of the total number of Deposited Exchange LP Units
Units

New LP Preferred Units Alternative in respect of
[insert number] of the total number of Deposited Exchange LP Units
Units

Exchange LP Unitholders electing the Combination Alternative under this Choice D will receive the cash payable under the Cash Alternative (in the currency elected in Box 3 below) in respect of the number of Deposited Exchange LP Units indicated in the appropriate space above, the number of BAM Shares issuable under the BAM Share Alternative (as set forth in Choice B above) in respect of the number of Deposited Exchange LP Units indicated in the appropriate space above, and the number of New LP Preferred Units issuable under the New LP Preferred Units Alternative (as set forth in Choice C above) in respect of the number of Deposited Exchange LP Units indicated in the appropriate space above, in each case subject to pro-ration.

Eligible Canadian Exchange LP Unitholders (as described further in Box 4 below) electing the Combination Alternative should also check one of the boxes in Box 4 below indicating whether they elect to receive Rollover Treatment for their Exchange LP Units exchanged for BAM Shares in connection with electing this alternative and for any Exchange LP Units exchanged for BAM Shares in the event of pro-ration.

*******************************************************

Any Exchange LP Unitholder who does not properly elect the Cash Alternative, the BAM Share Alternative, the New LP Preferred Units Alternative or the Combination Alternative in this Letter of Transmittal with respect to any Exchange LP Units deposited by such Exchange LP Unitholder in connection with the Arrangement will have all of its Exchange LP Units acquired by the Applicable Acquirors pursuant to and in accordance with Exchange LP’s exercise of its redemption right under Section 7.1 of the unit conditions of the Exchange LP Units and BPY’s notice of intention to exercise its overriding call right under Section 7.2 thereof, each dated as of    •   , 2021. Such Exchange LP Unitholder will be deemed to have elected the Cash Consideration as to 50.4678% of such acquired Exchange LP Units, the BAM Share Consideration as to 41.8104% of such acquired Exchange LP Units and the New LP Preferred Unit Consideration as to 7.7218% of such acquired Exchange LP Units (the “Default Consideration”) pursuant to the Plan of Arrangement in respect of all Exchange LP Units held by such Exchange LP Unitholder.

No fractional BAM Shares or New LP Preferred Units will be issued in connection with the Arrangement. Where the aggregate number of BAM Shares and/or New LP Preferred Units to be issued to an Exchange LP Unitholder as consideration under the Arrangement would result in a fraction of a BAM Share or a New LP Preferred Unit, then the number of BAM Shares or New LP Preferred Units, as the case may be, to be issued to such Exchange LP Unitholder will be rounded down to the closest whole number and, in lieu of the issuance of a fractional BAM Share or New LP Preferred Unit thereof, such Exchange LP Unitholder will receive a cash payment in U.S. dollars (rounded down to the nearest cent) determined on the basis of an amount equal to, (i) for Exchange LP Unitholders receiving BAM Shares, such holder’s pro-rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in BAM Shares to which all such holders would otherwise be entitled, and, and (ii) for Exchange LP Unitholders receiving New LP Preferred Units, $25.00 multiplied by the fraction of a New LP Preferred Unit that would have been issuable.

If the aggregate cash amount that a Unitholder is entitled to receive pursuant to the Arrangement would otherwise include a fraction of $0.01, then the aggregate cash amount that such Exchange LP Unitholder shall be entitled to receive shall be rounded up to the nearest whole $0.01.

BOX 3
CURRENCY OF CASH ELECTION

☐	U.S. Dollars

Exchange LP Unitholders who check this box will receive U.S. dollars for any cash amounts payable in connection with the Arrangement.

☐	Canadian Dollars

Exchange LP Unitholders who check this box will receive the Canadian dollar equivalent of any cash amounts payable in connection with the Arrangement, based on the exchange rate available to the Depositary at its typical banking institution on the date such funds are converted (which may be the date on which the Election Deadline occurs or any later date and may be a date other than the date the certificate(s) representing the Exchange LP Units being exchanged are received by the Depositary or the date of issue of payment therefor).

Unless the “Canadian Dollars” box above is checked, any cash amounts payable in connection with the Arrangement will be made in U.S. dollars. Exchange LP Unitholders electing to receive payment of the cash to which they are entitled in connection with the Arrangement in Canadian dollars will be deemed to have acknowledged and agreed that any change to the currency exchange rates of the United States or Canada between the date this Letter of Transmittal is submitted and the date on which the funds are converted by the Depositary will be at the sole risk of the Exchange LP Unitholder.

BOX 4
CHOICE OF ROLLOVER TREATMENT FOR EXCHANGE LP UNITS EXCHANGED FOR BAM SHARES
(AVAILABLE ONLY TO ELIGIBLE CANADIAN EXCHANGE LP UNITHOLDERS)

In connection with the Arrangement, Exchange LP Unitholders may receive BAM Shares by virtue of electing the BAM Share Alternative or the Combination Alternative in Box 2 above or by virtue of pro-ration. Exchange LP Unitholders who, for purposes of the Tax Act, at all relevant times, are or are deemed to be resident in Canada and are not exempt from tax under the Tax Act or, in the case of a partnership, are a “Canadian partnership” as defined in the Tax Act (collectively, “Eligible Canadian Exchange LP Unitholders”) may elect to exchange their Exchange LP Units for BAM Shares as a result of electing the BAM Share Alternative or the Combination Alternative or by virtue of pro-ration on a tax-deferred rollover basis pursuant to the provisions of subsections 85(1) or (2) of the Tax Act and the equivalent provisions of any applicable provincial tax legislation so that no immediate Canadian income tax liability to the Eligible Canadian Exchange LP Unitholder arises as a consequence of such exchange (“Rollover Treatment”).

For an Eligible Canadian Exchange LP Unitholder to receive Rollover Treatment on the exchange of their Exchange LP Units for BAM Shares as a result of electing the BAM Share Alternative or the Combination Alternative or by virtue of pro-ration, the Eligible Canadian Holder must elect Rollover Treatment for BAM Shares in the box below and a Joint Tax Election (as defined below) must be made jointly by the Eligible Canadian Exchange LP Unitholder and BAM in the forms prescribed under subsections 85(1) or (2) of the Tax Act and under any and all equivalent provisions of any other applicable provincial tax legislation and must be filed by the Eligible Canadian Exchange LP Unitholder with the appropriate taxation authorities within the time prescribed by applicable law. BAM will make such Joint Tax Election with Eligible Canadian Exchange LP Unitholders who elect to receive Rollover Treatment below.

The undersigned Eligible Canadian Exchange LP Unitholder hereby elects to receive Rollover Treatment for their Deposited Exchange LP Units that are exchanged for BAM Shares, as a result of electing the BAM Share Alternative or the Combination Alternative or by virtue of pro-ration.

☐	Rollover Treatment for Exchange LP Units exchanged for BAM Shares (Available ONLY to Eligible Canadian Exchange LP Unitholders)

Eligible Canadian Exchange LP Unitholders who check this box and receive BAM Shares by virtue of electing the BAM Share Alternative or the Combination Alternative in Box 2 above or by virtue of pro-ration will have the option to receive Rollover Treatment for their Exchange LP Units exchanged for BAM Shares and may obtain a full or partial tax deferral in respect of such exchange of Exchange LP Units provided they make and file a Joint Tax Election (as further described below).

☐	No Rollover Treatment for Exchange LP Units exchanged for BAM Shares

Eligible Canadian Exchange LP Unitholders who check this box and receive BAM Shares by virtue of electing the BAM Share Alternative or the Combination Alternative in Box 2 above or by virtue of pro-ration will NOT receive Rollover Treatment for their Deposited Exchange LP Units that are exchanged for BAM Shares, and will be deemed to have disposed of such Deposited Exchange LP Units as of the Effective Time for proceeds of disposition equal to the fair market value of the BAM Shares received at the Effective Time (plus the amount of any cash received in lieu of fractional BAM Shares) and will be deemed to have acquired the BAM Shares at cost equal to such fair market value.

Eligible Canadian Exchange LP Unitholders electing to receive Rollover Treatment for their Exchange LP Units that are exchanged for BAM Shares must complete the information required in Boxes 5 and 6 below in addition to checking the appropriate box above.

Any Eligible Canadian Exchange LP Unitholder whose completed Letter of Transmittal and all other required documents are not received by the Depositary prior to the Election Deadline, all Exchange LP Unitholders who are not Eligible Canadian Exchange LP Unitholders and any Eligible Canadian Exchange LP Unitholder who checks either both or none of the boxes above with respect to Rollover Treatment for Exchange LP Units exchanged for BAM Shares, will receive the consideration to which they are entitled in connection with the Arrangement (as described further in Box 2 above) from the Purchaser Parties, provided that any BAM Shares received as a result of electing the BAM Share Alternative or the Combination Alternative or by virtue of pro-ration will NOT receive Rollover Treatment.

Eligible Canadian Exchange LP Unitholders should consult their own tax advisors prior to making an election to receive Rollover Treatment for any Exchange LP Units that are exchanged for BAM Shares under this Box 4.

JOINT TAX ELECTION

An Eligible Canadian Exchange LP Unitholder who elects to receive Rollover Treatment for Deposited Exchange LP Units exchanged for BAM Shares as a result of electing the BAM Share Alternative or the Combination Alternative by virtue of pro-ration, may choose to recognize all or a portion of any capital gain that would otherwise be realized on such exchange by filing with the CRA (and, where applicable, with a provincial tax authority) a joint election (the “Joint Tax Election”) under subsections 85(1) of (2) of the Tax Act (and the corresponding provisions of any applicable provincial tax legislation). A Joint Tax Election is made jointly by the Eligible Canadian Exchange LP Unitholder who so elects under this Box 4 and BAM.

The Joint Tax Election can only be made by a beneficial owner of Exchange LP Units who (i) is an Eligible Canadian Exchange LP Unitholder, as indicated by completing Box 5 below, (ii) receives BAM Shares as consideration for such Eligible Canadian Exchange LP Unitholder’s Deposited Exchange LP Units as a result of electing the BAM Share Alternative or the Combination Alternative or by virtue of pro-ration and (iii) elects to receive Rollover Treatment under this Box 4. No Joint Tax Election will be made with any other persons. Compliance with the requirements for a valid election will be the sole responsibility of the Eligible Canadian Exchange LP Unitholder making such election.

To make a Joint Tax Election, an Eligible Canadian Exchange LP Unitholder must provide two signed copies of the necessary and prescribed election forms to BAM through a website, https://bpy.brookfield.com/~/media/Files/B/Brookfield-BPY-IR-V2/brookfield-asset-management-joint-tax-election-information.pdf, made available for this purpose, on or before the day that is 85 days following the Effective Date (the “Tax Election Date”), duly completed with the number of Deposited Exchange LP Units in respect of which such Joint Tax Election is being made and the applicable agreed amounts in Canadian dollars for the purposes of such election (the “Tax Election Information”). BAM will not make a Joint Tax Election with Eligible Canadian Exchange LP Unitholders who do not provide the relevant information through the website on or before the Tax Election Date.

After receipt of all of the relevant information through the website, and provided that the information provided complies with the rules under the Tax Act (and any applicable provincial tax legislation) regarding the Joint Tax Election, BAM will deliver an executed copy of the Joint Tax Election containing the relevant information to the Eligible Canadian Exchange LP Unitholder. The Eligible Canadian Exchange LP Unitholder will be solely responsible for executing its portion of the Joint Tax Election and submitting it to the CRA (and, where applicable, to any provincial tax authority) within the required time. In order to avoid late filing penalties, the Joint Tax Election, duly completed and executed by both the Eligible Canadian Exchange LP Unitholder and BAM, is required to be filed with the CRA (and, where applicable, with any provincial tax authority) on or before the earliest of the days on or before which either BAM or the Eligible Canadian Exchange LP Unitholder is required to file a Canadian income tax return for the taxation year in which the Effective Date occurs. BAM is required to file an income tax return for the taxation year in which the Effective Date occurs on or before the day that is six months following the end of its taxation year. BAM’s taxation year is scheduled to end on December 31, 2021 but could end earlier in specified circumstances. Eligible Canadian Exchange LP Unitholders are urged to consult their own tax advisors as soon as possible regarding the deadlines applicable in their own particular circumstances. However, regardless of such deadline, the Tax Election Information must be received by BAM from the Eligible Canadian Exchange LP Unitholder through the website no later than the Tax Election Date.

Special rules will apply that adjust the Canadian tax cost of the Exchange LP Units exchanged under the Arrangement based on the income (or loss) allocation from Exchange LP to Exchange LP Unitholders for the 2021 fiscal year. In connection with the Joint Tax Election, BAM will provide the necessary information to Eligible Canadian Exchange LP Unitholders concerning such Canadian tax cost adjustment through the website, https://bpy.brookfield.com/~/media/Files/B/Brookfield-BPY-IR-V2/brookfield-asset-management-joint-tax-election-information.pdf, prior to the Tax Election Date.

Eligible Canadian Exchange LP Unitholders should carefully read the section entitled “Certain Canadian Federal Income Tax Considerations” in the Circular/Prospectus, and consult with their own advisors as to whether they should make a Joint Tax Election and (if so) the procedure for doing so. It is the Eligible Canadian Exchange LP Unitholder’s sole responsibility to take the steps required to make a valid Joint Tax Election.

BOX 5
CANADIAN RESIDENCY AND TAX-EXEMPT STATUS

Section 6.11 of the Exchange LP LPA requires that each Exchange LP Unitholder is not a non-resident of Canada. By executing this Letter of Transmittal, the undersigned hereby represents and warrants that the undersigned is not a non-resident of Canada and is (please check appropriate box):

☐	not exempt from tax under the Tax Act

— OR —

☐	exempt from tax under the Tax Act

GENERAL TERMS

By completing and signing this Letter of Transmittal:

1.	The undersigned understands that, upon the later of: (i) receipt by the Depositary of this Letter of Transmittal, the certificate(s) representing the Deposited Exchange LP Units and all other required documentation, and (ii) completion of the Arrangement, the Depositary will, as soon as practicable, cancel the certificates(s) described above and send to the undersigned the consideration which it is entitled to receive in respect of the Deposited Exchange LP Units, or, if requested in Block C below, hold the consideration for pick-up.

2.	The undersigned hereby represents and warrants in favor of the Applicable Acquirors, as of the date hereof and as of the Effective Time, that: (i) it is the owner of the Deposited Exchange LP Units, (ii) it has good title to the Deposited Exchange LP Units free and clear of all mortgages, liens, charges, encumbrances, restrictions, security interests and adverse claims, (iii) it has full power and authority to execute and deliver this Letter of Transmittal, (iv) the Deposited Exchange LP Units have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Exchange LP Units to any other person, other than pursuant to the Arrangement, (v) the surrender of the Deposited Exchange LP Units complies with applicable Laws, and (vi) all information inserted by the undersigned into this Letter of Transmittal is accurate. These representations and warranties will survive the completion of the Arrangement.

3.	The undersigned acknowledges that at the Effective Time, all its rights, title and interest in the Deposited Exchange LP Units will be directly or indirectly assigned and transferred to the Applicable Acquirors in exchange for the consideration elected herein.

4.	The undersigned irrevocably appoints the Depositary as its agent to effect the exchange and delivery pursuant to the instructions hereto and the Arrangement. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the undersigned’s successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, the undersigned’s death or incapacity.

5.	Unless otherwise indicated in Block B or Block C below, the undersigned requests that the Depositary issue the BAM Shares, the New LP Preferred Units and/or cheque(s) in the name(s) set out in Box 1 above and mail the BAM Shares, the New LP Preferred Units and/or cheque(s) by first class mail to the address specified in Block A below. If no address is specified in Block A or B below or if a request is not made to hold the BAM Shares, the New LP Preferred Units and/or cheque(s) for pick up in Block C below, the undersigned acknowledges that the Depositary will forward the BAM Shares, the New LP Preferred Units and/or cheque(s) to the address of the undersigned as shown on the unit register maintained by Exchange LP.

6.	The undersigned acknowledges that all cash amounts payable in connection with the Arrangement will be paid in U.S. dollars. However, Exchange LP Unitholders can also elect to receive payment of the cash to which they are entitled in connection with the Arrangement in Canadian dollars by checking the box set out above in Box 3 of this Letter of Transmittal. The amount payable in Canadian dollars will be based on the exchange rate available to the Depositary at its typical banking institution on the date the funds are converted. Exchange LP Unitholders electing to have the payment for their Exchange LP Units paid in Canadian dollars acknowledge and agree that any change to the currency exchange rates of the Canadian dollar or U.S. dollar will be at the sole risk of the Exchange LP Unitholder who makes such election.

7.	The undersigned acknowledges that in the event that the Arrangement is not completed for any reason, the certificate(s) that accompany this Letter of Transmittal will be returned, at the Purchaser Parties’ expense, to the undersigned as soon as practicable after the Election Deadline by either: (i) sending certificates representing such Exchange LP Units by first class mail to the address of the depositing Exchange LP Unitholder specified in this Letter of Transmittal or, if such name or address is not so specified, in such name and to such address as shown on the unit register maintained by Exchange LP, or (ii) in the case of Exchange LP Units deposited by book-entry transfer of such Exchange LP Units, crediting such Exchange LP Units to the depositing Exchange LP Unitholder’s account maintained with CDS.

8.	The undersigned acknowledges that under no circumstances will interest accrue or any amount to be paid by the Applicable Acquirors or the Depositary to any person on the purchase price of any Deposited Exchange LP Units purchased by the Applicable Acquirors, regardless of any delay in making such payment.

9.	The undersigned acknowledges and agrees that the method of delivery of the certificate(s) representing the Deposited Exchange LP Units and all other required documents is at the election and risk of the undersigned.

10.	The undersigned agrees that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Exchange LP Units deposited in connection with the Arrangement and the propriety of the completion and execution of this Letter of Transmittal will be determined by the Purchaser Parties in their sole discretion and that such determinations will be final and binding and acknowledges that: (i) the Purchaser Parties reserve the absolute right to reject any and all deposits of Exchange LP Units that the Purchaser Parties determine not to be in proper form or that may be unlawful to accept under the laws of any jurisdiction, (ii) the Purchaser Parties reserve the absolute right to waive any defects or irregularities in the deposit of any Exchange LP Units, (iii) there shall be no duty or obligation of the Purchaser Parties or the Depositary or any other person to give notice of any defect or irregularity in any deposit and no liability shall be incurred by any of them for failure to give such notice, (iv) the Purchaser Parties’ interpretation of the terms described in the Circular/Prospectus and this Letter of Transmittal shall be final and binding, and (v) the Purchaser Parties reserve the right to accept the deposit of Exchange LP Units in connection with the Arrangement in any manner in addition to those set forth in the Circular/Prospectus.

11.	By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné est réputé avoir requis que tout contrat attesté par la présent lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

EXCHANGE LP UNITHOLDER INFORMATION AND INSTRUCTIONS

Before signing this Letter of Transmittal, please review carefully and complete the following boxes, as appropriate.

BLOCK A REGISTRATION AND PAYMENT INSTRUCTIONS (See Instructions 2 and 3) Issue Cheque/BAM Shares/New LP Preferred Units in the name of: (please print or type)	BLOCK B DELIVERY INSTRUCTIONS (See Instructions 2 and 3) Send Cheque/BAM Shares/New LP Preferred Units (Unless Block C is checked) to: (please print or type) ☐ Same as address in Block A or to:

(Name)	(Name)

(Street Address and Number)	(Street Address and Number)

(City and Province/State)	(City and Province/State)

(Country and Postal/Zip Code)	(Country and Postal/Zip Code)

(Telephone — Business Hours)	(Telephone — Business Hours)

(Tax Identification or Social Insurance or	(Tax Identification or Social Insurance or
Social Security Number)	Social Security Number)

(E-mail Address)	(E-mail Address)

BLOCK C SPECIAL PICK-UP INSTRUCTIONS ☐ Hold Cheque/BAM Shares/New LP Preferred Units for pick-up at the office of the Depositary where this Letter of Transmittal is deposited.

BLOCK E
EXCHANGE LP UNITHOLDER SIGNATURE AND SIGNATURE GUARANTEE

By signing below, the undersigned expressly agrees to the terms and conditions set forth above.

This Letter of Transmittal must be signed below by the registered Exchange LP Unitholder(s) exactly as their name(s) appear(s) on the certificates representing the Deposited Exchange LP Units, or on a security position listing or by person(s) authorized to become registrant holder(s) by certificates and documents transmitted herewith, or, pursuant to Instruction 3, by a fiduciary or authorized representative.

Signature guaranteed by (if required under Instruction 2(b)(iii)):

Dated:

Authorized Signature of Guarantor	Signature of Exchange LP Unitholder or Authorized Representative (see Instructions 2, 3 and 4)

Name of Guarantor (please print or type)	Name of Exchange LP Unitholder or Authorized Representative (please print or type)

Address of Guarantor (please print or type)	Daytime telephone number and facsimile number of Exchange LP Unitholder or Authorized Representative

Tax Identification, Social Insurance or Social Security Number of Exchange LP Unitholder or Authorized Representative

INSTRUCTIONS

1.	Use of Letter of Transmittal

(a)	This Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed, with the signature(s) guaranteed if required by Instruction 2(b)(iii) below, together with accompanying certificate(s) representing the Deposited Exchange LP Units and all other documents required by the terms of the Circular/Prospectus and this Letter of Transmittal must be physically received by the Depositary at its office specified on the back page of this Letter of Transmittal at or prior to 5:00 p.m. (Eastern daylight time) on July 20, 2021, the Election Deadline. Any Exchange LP Unitholder whose completed Letter of Transmittal and all other required documents are not received by the Depositary prior to the Election Deadline will be deemed to have elected to receive the Default Consideration subject to pro-ration in respect of all Exchange LP Units held by such Exchange LP Unitholder. Additionally, any Eligible Canadian Exchange LP Unitholder whose completed Letter of Transmittal and all other required documents are not received by the Depositary prior to the Election Deadline and all Exchange LP Unitholders who are not Eligible Canadian Exchange LP Unitholders will NOT receive Rollover Treatment in respect of any BAM Shares received.

(b)	The method used to deliver this Letter of Transmittal, any accompanying certificate(s) representing Deposited Exchange LP Units, and all other required documents is at the option and risk of the Exchange LP Unitholder depositing these documents and delivery will be deemed effective only when such documents are actually received by the Depositary at its office specified on the back page hereof. The Purchaser Parties recommend that the necessary documentation be delivered by hand to the Depositary and that a receipt be obtained or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained. It is suggested that any such mailing be made sufficiently in advance of the Election Deadline to permit delivery to the Depositary at or prior to the Election Deadline. Delivery will only be effective upon physical receipt by the Depositary at its office specified on the back page hereof.

2.	Signatures

This Letter of Transmittal must be completed and executed by the Exchange LP Unitholder depositing Exchange LP Units in connection with the Arrangement described above or by such Exchange LP Unitholder’s duly authorized representative (in accordance with Instruction 3).

(a)	If this Letter of Transmittal is signed by the registered holder(s) of the accompanying certificate(s) representing the Deposited Exchange LP Units, such signature(s) on this Letter of Transmittal must correspond exactly with the name(s) as registered or, if applicable, as written on the face of such certificate(s) representing the Deposited Exchange LP Units, in either case, without any change whatsoever, and any such certificate(s) need not be endorsed. If any Deposited Exchange LP Units are owned of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

(b)	If this Letter of Transmittal is executed by a person other than the registered holder(s) of the Deposited Exchange LP Units, or if the BAM Shares, the New LP Preferred Units and/or cheque(s) is (are) to be issued or delivered to a person other than the registered holder(s), or if the certificate(s) representing Exchange LP Units the deposit of which is not being accepted is (are) to be returned to a person other than such registered holder(s) or sent to an address other than the address of the registered holder(s) shown on the securities register maintained by or on behalf of Exchange LP:

(i)	the accompanying certificate(s) must be endorsed or be accompanied by an appropriate stock transfer power of attorney, in either case, duly and properly completed by the registered holder(s);

(ii)	the signature(s) on the endorsement panel or stock transfer power of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as appearing on the face of the certificate(s); and

(iii)	such signature(s) must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), acceptable to the Depositary. Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks or trust companies in Canada or the United States.

3. Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any unit certificate or stock transfer power of attorney is executed by a person acting as an executor, administrator, trustee, guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative or fiduciary capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of such person’s authority to act. The Purchaser Parties or the Depositary, at their sole discretion, may require additional evidence of authority or additional documentation.

4. Delivery Instructions

If any cheque(s) or certificate(s) representing BAM Shares or New LP Preferred Units is (are) to be sent to, or certificate(s) representing Exchange LP Units is (are) to be returned to, someone at an address other than the address of the Exchange LP Unitholder as it appears in Block A on this Letter of Transmittal, entitled “Registration and Payment Instructions”, then Block B on this Letter of Transmittal, entitled “Delivery Instructions”, should be completed. If Block B is not completed, any cheque(s) or certificate(s) representing BAM Shares or New LP Preferred Units will be mailed to the depositing Exchange LP Unitholder at the address of such Exchange LP Unitholder as it appears in Block A or, if no address is provided in Block A, then they will be mailed to the address of such Exchange LP Unitholder as it appears on the securities register maintained by or on behalf of Exchange LP. Any cheque(s) or certificate(s) representing BAM Shares or New LP Preferred Units mailed in accordance with the terms of the Circular/Prospectus and this Letter of Transmittal will be deemed to be delivered at the time of mailing.

5. Currency of Payment

All cash amounts payable in connection with the Arrangement will be paid in U.S. dollars. However, Exchange LP Unitholders can also elect to receive payment of the cash to which they are entitled in connection with the Arrangement in Canadian dollars by checking the box set out above in Box 3 of this Letter of Transmittal, in which case each such Exchange LP Unitholder will have acknowledged and agreed that the exchange rate for one U.S. dollar expressed in Canadian dollars will be based on the exchange rate available to the Depositary at its typical banking institution on the date the funds are converted. A Exchange LP Unitholder electing to receive payment of the cash to which it is entitled in connection with the Arrangement made in Canadian dollars will have further acknowledged and agreed that any change to the currency exchange rates of the United States or Canada will be at the sole risk of such Exchange LP Unitholder. The Depositary may receive a fee from its banking institution for referring foreign exchange transactions to it.

6. Miscellaneous

(a)	If the space in Box 1 of this Letter of Transmittal is insufficient to list all certificates for Deposited Exchange LP Units, additional certificate numbers and number of Deposited Exchange LP Units may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Deposited Exchange LP Units are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted and no fractional Exchange LP Units will be purchased. All depositing Exchange LP Unitholders, by execution of this Letter of Transmittal (or manually signed facsimile hereof), waive any right to receive any notice of the acceptance of Deposited Exchange LP Units for payment, except as required by applicable Laws.

(d)	The Arrangement and all contracts in connection thereof shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party to any agreement in connection with the Arrangement unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario and all courts competent to hear appeals therefrom.

(e)	The Purchaser Parties will not pay any fees or commissions to any stockbroker, dealer or other person for soliciting deposits of Exchange LP Units in connection with the Arrangement, other than to the Depositary, except as otherwise set out in the accompanying Circular/Prospectus.

(f)	Before completing this Letter of Transmittal, you are urged to read the accompanying Circular/Prospectus.

(g)	All questions as to the validity, form, eligibility (including, without limitation, timely receipt) and acceptance of any Exchange LP Units deposited in connection with the Arrangement will be determined by the Purchaser Parties in their sole discretion. Depositing Exchange LP Unitholders agree that such determination will be final and binding. The Purchaser Parties reserve the absolute right to reject any and all deposits that they determine not to be in proper form or that may be unlawful to accept under the laws of any jurisdiction. The Purchaser Parties reserve the absolute right to waive any defects or irregularities in the deposit of any Exchange LP Units. There shall be no duty or obligation of the Purchaser Parties and the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred or suffered by any of them for failure to give any such notice. The Purchaser Parties’ interpretation of the terms described in the Circular/Prospectus, this Letter of Transmittal and any other related documents will be final and binding. The Purchaser Parties reserve the right to accept the deposit of Exchange LP Units in connection with the Arrangement in a manner in addition to those set forth in the Circular/Prospectus.

(h)	Additional copies of the Circular/Prospectus and this Letter of Transmittal may be obtained without charge on request from the Depositary at its address specified on the back page of this Letter of Transmittal.

7. Lost Certificates

If a certificate representing Exchange LP Units has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss and providing your telephone number, to the Depositary at its office specified in this Letter of Transmittal. The Depositary will forward such letter to Exchange LP’s registrar and transfer agent so that the registrar and transfer agent may provide replacement instructions. If a certificate representing Exchange LP Units has been lost, destroyed, mutilated or mislaid, the foregoing action must be taken sufficiently in advance of the Election Deadline in order to obtain a replacement certificate in sufficient time to permit the Exchange LP Units represented by the replacement certificate to be deposited in connection with the Arrangement prior to the Election Deadline.

8. Privacy Notice

The Depositary is committed to protecting your personal information. In the course of providing services to you and its corporate clients, the Depositary receives non-public personal information about you from transactions performed by the Depositary for you, forms you send to the Depositary, other communications the Depositary has with you or your representatives, etc. This information could include your name, address, social insurance number or Social Security Number, securities holdings and other financial information. The Depositary uses this information to administer your account, to better serve your and its clients’ needs and for other lawful purposes relating to its services. Some of your information may be transferred to servicers in the U.S. for data processing and/or storage. The Depositary will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing.

9. Assistance

Questions or requests for assistance concerning the Arrangement, completing this Letter of Transmittal and depositing the Exchange LP Units with the Depositary may be directed to the Depositary. The Depositary’s contact details are provided on the back page of this Letter of Transmittal. Exchange LP Unitholders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Arrangement.

The Depositary for the Arrangement is:

AST Trust Company (Canada)

By Mail (Except Registered Mail)
P. O. Box 1036
Adelaide Street Postal Station
Toronto, Ontario
M5C 2K4
Attention: Corporate Actions

By Hand, Courier or Registered Mail
1 Toronto Street
Suite 1200
Toronto, Ontario
M5C 2V6
Attention: Corporate Actions

Telephone: (416) 682-3860
Toll Free: 1-800-387-0825
E-mail: inquiries@astfinancial.com

Any questions or requests for assistance or additional copies of this Letter of Transmittal and related Arrangement documents may be directed by Exchange LP Unitholders to the Depositary at its telephone number.